SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2019

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	000-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01	Other Events

On March 27, 2019, Banner Corporation (the "Corporation") announced that the Corporation's Board of Directors increased its regular quarterly cash dividend by 8% to $0.41 per share of common stock. The dividend will be payable on April 18, 2019, to common shareholders of record on April 9, 2019.

The Corporation also announced that the Board of Directors has renewed its authorization to repurchase up to 5% of its common stock, or 1,757,637 shares.

For more information regarding the quarterly cash dividend and the repurchase of common stock, please see to Exhibit 99.1 which is attached to this Form 8-K and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1 Press Release of Banner Corporation dated March 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: March 27, 2019	By: /s/Peter J. Conner
Peter J. Conner
Executive Vice President and Chief Financial Officer